                                                                      EXHIBIT 21

 Subsidiaries of the Registrant (1), (2) and (3)

                              AT DECEMBER 31, 1995

                                                        PERCENTAGE OF
                                                      VOTING SECURITIES
                                                          OWNED BY
                                                          IMMEDIATE     STATE OR COUNTRY OF
                                                          PARENT(S)         ORGANIZATION
                                                      ----------------- --------------------
Ancon Insurance Company, Inc. ......................      100           Vermont
Esso Australia Resources Ltd. ......................      100           Delaware
 Delhi Petroleum Pty. Ltd. .........................      100           Australia
Esso Eastern Inc. ..................................      100           Delaware
 Esso Malaysia Berhad...............................       65           Malaysia
 Esso Production Malaysia Inc. .....................      100           Delaware
 Esso Sekiyu Kabushiki Kaisha.......................      100           Japan
 Esso Singapore Private Limited.....................      100           Singapore
 Esso Standard Thailand Ltd. .......................       87.5         Thailand
 Exxon Energy Limited...............................      100           Hong Kong
 Exxon Trading Asia Pacific Private Limited.........      100           Singapore
 Exxon Yemen Inc....................................      100           Delaware
 General Sekiyu K.K.(5)(6)..........................       49           Japan
 Tonen Kabushiki Kaisha(5)..........................       25           Japan
Esso Exploration and Production Norway AS...........      100           Norway
Esso Italiana S.p.A.(7).............................      100           Italy
Esso Norge AS ......................................      100           Norway
Esso Sociedad Anonima Petrolera Argentina...........      100           Argentina
Esso Standard Oil S.A. Limited......................      100           Bahamas
Exxon Asset Management Company......................       75.5         Delaware
Exxon Capital Holdings Corporation..................      100           Delaware
 Exxon Capital Corporation..........................      100           New Jersey
  Exxon Capital Investment, Inc.....................      100           Delaware
Exxon Chemical Asset Management Partnership(8)......      100           Delaware
 Exxon Mobile Bay Limited Partnership(9)............      100           Delaware
Exxon Chemical China Inc............................      100           Delaware
 Exxon Chemical International Services Ltd.(10).....      100           Hong Kong
Exxon Chemical Eastern Inc..........................      100           Delaware
 Exxon Chemical Asia Private Limited................      100           Singapore
  Exxon Chemical Singapore Private Limited..........      100           Singapore
Exxon Coal USA, Inc. ...............................      100           Delaware
Exxon Credit Corporation............................      100           Delaware
Exxon Foreign Sales Corporation.....................      100           Guam
Exxon International Holdings, Inc. .................      100           Delaware
 Esso Aktiengesellschaft(11)........................      100           Germany
  BRIGITTA Erdgas und Erdoel GmbH, Hannover(4)(5)...       50           Germany
  Elwerath Erdgas und Erdoel GmbH, Hannover(4)(5)...       50           Germany
 Esso Austria Aktiengesellschaft(12)................      100           Austria
 Esso Holding Company Holland Inc...................      100           Delaware
  Esso Holding B.V. ................................      100           Netherlands/Delaware
   Esso N.V./S.A. ..................................      100           Belgium/Delaware
  Esso Nederland B.V. ..............................      100           Netherlands
  Exxon Chemical Holland Inc. ......................      100           Delaware
   Exxon Chemical Holland B.V. .....................      100           Netherlands

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

                                                         PERCENTAGE OF
                                                       VOTING SECURITIES
                                                           OWNED BY
                                                           IMMEDIATE     STATE OR COUNTRY OF
                                                           PARENT(S)        ORGANIZATION
                                                       ----------------- -------------------
  N. V. Nederlandse Gasunie(5)......................        25              Netherlands
  Nederlandse Aardolie Maatschappij B.V. (4)(5).....        50              Netherlands
 Esso Holding Company U.K. Inc. ....................       100              Delaware
  Esso UK plc.......................................       100              England
   Esso Exploration and Production UK Limited.......       100              England
   Esso Petroleum Company, Limited..................       100              England
  Exxon Chemical Limited............................       100              England
  Exxon Chemical Olefins Inc. ......................       100              Delaware
 Esso Societe Anonyme Francaise.....................        81.548          France
 Esso (Switzerland).................................       100              Switzerland
Exxon Minerals International Inc....................       100              Delaware
 Compania Minera Disputada de Las Condes S.A. ......        99.9252         Chile
Exxon Overseas Corporation..........................       100              Delaware
 Exxon Chemical Arabia Inc..........................       100              Delaware
  Al-Jubail Petrochemical Company(4)(5).............        50              Saudi Arabia
 Exxon Overseas Investment Corporation..............       100              Delaware
  Exxon Equity Holding Company......................       100              Delaware
  Exxon Financial Services Company Limited..........       100              Bahamas
 Mediterranean Standard Oil Co......................       100              Delaware
  Esso Trading Company of Abu Dhabi.................       100              Delaware
Exxon Pipeline Company..............................       100              Delaware
Exxon Rio Holding Inc...............................       100              Delaware
 Esso Brasileira de Petroleo Limitada(13)...........       100              Brazil
Exxon San Joaquin Production Company................       100              Louisiana
Friendswood Development Company(14).................       100              Arizona
Imperial Oil Limited................................        69.6            Canada
International Colombia Resources Corporation(15)....       100              Delaware
SeaRiver Maritime Financial Holdings, Inc. .........       100              Delaware
 SeaRiver Maritime, Inc. ...........................       100              Delaware
Societe Francaise EXXON CHEMICAL....................        99.359          France
 Exxon Chemical France..............................       100              France
 Exxon Chemical Polymeres SNC(16)...................       100              France

---------------------
NOTES:
 (1) For purposes of this list, if the registrant owns directly or indirectly approximately 50 percent of the voting securities of any person and approximately 50 percent of the voting securities of such person is owned directly or indirectly by another interest, or if the registrant includes its share of net income of any other unconsolidated person in consolidated net income, such person is deemed to be a subsidiary.
 (2) With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in the above percentages.
 (3) The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary.
 (4) The registrant owns directly or indirectly approximately 50 percent of the securities of this person and approximately 50 percent of the voting securities of this person is owned directly or indirectly by another single interest.
 (5) The investments in this unconsolidated person is represented by the registrant's percentage interest in the underlying net assets of such person.

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

 (6) Dual ownership; of the 49%, 47.468% is owned by Esso Eastern Inc. and 1.532% is owned by Esso Sekiyu Kabushiki Kaisha.
 (7) Dual ownership; of the 100%, 90% is owned by Exxon Corporation and 10% by Exxon Overseas Corporation.
 (8) Dual ownership; of the 100%, 68.4% is owned by Exxon Corporation and 31.6% is owned by Exxon Asset Management Company.
 (9) Dual ownership; of the 100%, 81.4% is owned by Exxon Chemical Asset Management Partnership and 18.6% is owned by Exxon Corporation.
(10) Dual ownership; of the 100%, 99.99999% is owned by Exxon Chemical China Inc. and 0.00001% is owned by Exxon Corporation.
(11) Dual ownership; of the 100%, 99.998% is owned by Exxon International Holdings, Inc. and 0.002% is owned by Exxon Corporation.
(12) Dual ownership; of the 100%, 99.9996% is owned by Exxon International Holdings, Inc. and 0.0004% is owned by Exxon Corporation.
(13) Dual ownership; of the 100%, 90% is owned by Exxon Rio Holding Inc. and 10% is owned by Exxon Sao Paulo Holding Inc.
(14) Effective January 4, 1996, name changed to Exxon Land Development, Inc.
(15) Dual ownership; of the 100%, 55% is owned by Exxon Corporation and 45% is owned by Esso Holding Company Holland Inc.
(16) Dual ownership; of the 100%, 98% is owned by Societe Francaise EXXON CHEMICAL and 2% is owned by Societe Paris-Niel.

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